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                                  EXHIBIT 3(I)

           FOR INCLUSION IN NEW VALLEY CORPORATION'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED JUNE 30, 1996












                                      E-1

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                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             NEW VALLEY CORPORATION

                             _____________________


      FIRST:  The name of the Corporation is New Valley Corporation.

      SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

      THIRD: The aggregate number of shares which the Corporation shall have the authority to issue shall consist of (i) 850,000,000 shares, of the par value of $.01 per share, designated as Common Shares (the "Common Shares"), (ii) 2,000,000 shares, of the par value of $.01 per share, designated as $15.00 Class A Increasing Rate Cumulative Senior Preferred Shares ($100 Liquidation Value) (the "Class A Senior Preferred Shares"),
      (iii) 12,000,000 shares, of the par value of $.10 per share, designated as $3.00 Class B Cumulative Convertible Preferred Shares ($25 Liquidation

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      Value) (the "Class B Preferred Shares"), and (iv) 10,000,000 shares, of the par value of $1.00 per share, designated as Class C Preferred Shares (the "Class C Preferred Shares").

The rights, preferences and limitations of said classes of stock are as follows:

                      A.  CLASS A SENIOR PREFERRED SHARES

      (i) Ranking. All Class A Senior Preferred Shares (a) shall rank senior to the Common Shares, the Class B Preferred Shares and Class C Preferred Shares in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and (b) shall be of equal rank regardless of series. The Class A Senior Preferred Shares shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. In case the stated dividends or the amounts payable on liquidation are not paid in full, the Class A Senior Preferred Shares shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. All Class A Senior Preferred Shares redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and thereupon restored to the status of authorized but unissued Class A Senior Preferred Shares.

      (ii) Dividend Rate. The holders of Class A Senior Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, cumulative cash dividends payable quarterly on the first days of January, April, July and October, respectively, in each year with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to shareholders of record on the respective date, not exceeding fifty days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Dividends shall accrue on Class A Senior Preferred Shares at a


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dividend rate of 19% per annum.  Dividends shall accrue on dividends on Class A
Senior Preferred Shares which are undeclared or unpaid on any dividend payment date at a dividend rate of 19% per annum payable quarterly as additional dividends on each dividend payment date.

      (iii) Cumulative Dividends. Dividends on Class A Senior Preferred Shares shall be cumulative as follows:

    (1) if issued prior to the record date for the first dividend on shares of such class, from the date of issue thereof;

    (2) if issued during the period commencing immediately after a record date for a dividend on shares of such class and ending on the payment date for such dividend, from such dividend payment date; and

    (3) otherwise from the first day of January, April, July and October preceding the date of issue of such shares.

     So long as any Class A Senior Preferred Shares remain outstanding, no dividend whatever shall be paid or declared and no distribution made on any junior stock other than a dividend payable in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of junior stock, or the exchange or conversion of one junior stock for or into another junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other junior stock), unless (a) all dividends on the Class A Senior Preferred Shares accrued for all past quarter-yearly dividend periods shall have been paid and the full dividend thereon for the then current quarter-yearly dividend period shall have been paid or declared and set apart for payment, and (b) all prior mandatory redemption requirements with respect to all Class A Senior Preferred Shares shall have been complied with. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the Class A Senior Preferred Shares shall

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not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

     (iv) Preference on Liquidation, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Class A Senior Preferred Shares shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full an amount equal to $100 per share (which amount is hereinafter referred to as the "liquidation amount"), together with accrued dividends to such distribution or payment date whether or not earned or declared.

     If such payment shall have been made in full to all holders of Class A Senior Preferred Shares, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective numbers of shares. For the purposes of this subparagraph (iv), the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation, unless any junior stock is redeemed or receives payment in cash or securities senior to the Class A Senior Preferred Shares.

     (v) Optional and Mandatory Redemption. Subject to subparagraph (viii), the Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Class A Senior Preferred Shares at the time outstanding, at any time, upon notice given as hereinafter specified, at the redemption price as provided in this subparagraph (v), together with accrued dividends to the redemption date. The redemption price for Class A Senior Preferred Shares shall be $100 per share.

     The Corporation shall, subject to subparagraph (viii), set aside in trust, when and as appropriated by the Board of Directors out of funds legally available therefor, on January 1, 2003, an amount in cash sufficient to redeem on such date 100% of the Class A Senior Preferred Shares outstanding on such date. Such amounts shall be applied on such date to the redemption of all the outstanding Class A Senior Preferred Shares at the redemption price of $100 per share together with accrued dividends to such redemption date. Notice of redemption and the

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effect of depositing funds in trust for redemption shall be as set forth below.

     Notice of every redemption of Class A Senior Preferred Shares shall be given by publication at least once in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, such publication to be at least 30 days and not more than 60 days prior to the date fixed for redemption. Notice of every such redemption shall also be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days prior to the date fixed for redemption but failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed.

     In case of redemption of a part only of the Class A Senior Preferred Shares at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which Class A Senior Preferred Shares shall be redeemed from time to time.

     If notice of redemption shall have been duly given, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

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     If such notice of redemption shall have been duly given or if the
Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, on or before the date fixed for redemption, privileges of exchange or conversion, if any, not theretofore expiring. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York, shall have capital surplus and undivided profits aggregating at least $50,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time.

     (vi) Voting Rights. The holders of Class A Senior Preferred Shares shall be entitled to .4645 of a vote per share and, except as hereinafter provided, shall vote together with the holders of Common Shares (and holders of any other class or series which may similarly be entitled to vote with the holders of Common Shares) as a single class upon all matters upon which holders of Common Shares are entitled to vote.

     If and whenever six quarterly dividends (whether or not consecutive) payable on Class A Senior Preferred Shares shall be in arrears in whole or in part whether or not earned or declared, or if the Class A Senior Preferred Shares are not redeemed when required, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Class A Senior Preferred Shares, voting as a class, shall be entitled to elect the two additional directors at any annual meeting of



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shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Class A Senior Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Class A Senior Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Class A Senior Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of the Class A Senior Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class A Senior Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of Class A Senior Preferred Shares (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class A Senior Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class A Senior Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of the Class A Senior Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by such holders or the successor of such remaining director. If the holders of Class A Senior Preferred Shares become entitled under the foregoing provisions to elect or participate in the election of two directors as a result of dividend arrearages, this shall not affect the right of such holders to vote as stated in the first paragraph of this

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subparagraph (vi), including the right to vote in the election of the remaining directors.

     (vii) Restrictions on Certain Actions. So long as any Class A Senior Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Certificate of Incorporation, the consent of the holders of at least 66-2/3% of the shares of Class A Senior Preferred Shares entitled to vote upon the matters specified in this subparagraph (vii), at the time outstanding, acting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

      (1) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the by-laws of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of Class A Senior Preferred Shares; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class ranking on a parity with Class A Senior Preferred Shares shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of Class A Senior Preferred Shares;

      (2) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Class A Senior Preferred Shares in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends; or

      (3) The merger or consolidation of the Corporation with or into any other corporation, unless the resulting corporation will thereafter have no class of shares and no other securities either authorized or outstanding ranking prior to Class A Senior Preferred Shares in the distribution of its assets on liquidation, dissolution or winding up or in the payment of dividends, except the same number of shares and the same amount of other securities with the same rights and preferences as the shares and securities of the Corporation



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      respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of Class A Senior Preferred Shares immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting corporation;

provided, however, that no such consent of the holders of Class A Senior Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such prior shares or convertible security is to be made, or when such consolidation or merger, purchase or redemption is to take effect, as the case may be, provision is made for the redemption of all Class A Senior Preferred Shares at the time outstanding.

     (viii) Failure to Pay Dividends. If dividends for all past quarter-yearly dividend periods shall not have been paid on all outstanding Class A Senior Preferred Shares and the full dividends thereon for the then current dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the consent of the holders of at least 66-2/3% of the then outstanding Class A Senior Preferred Shares, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary as a condition to the Corporation's right to purchase or redeem less than all of the then outstanding Class A Senior Preferred Shares.

     (ix) Consent to Issuance of Additional Shares. So long as any Class A Senior Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Certificate of Incorporation, the consent of the holders of at least a majority of Class A Senior Preferred Shares, at the time outstanding, acting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any increase in the authorized amount of Class A Senior Preferred Shares, or the authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class, ranking on a parity with the Class A Senior Preferred Shares in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment


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of dividends; provided, however, that no such consent shall be required if, at or prior to the time such increase, authorization or creation of parity shares is to be made, provision is made for the redemption of all Class A Senior Preferred Shares at the time outstanding.

     (x) Definitions. As used herein with respect to Class A Senior Preferred Shares, the following terms shall have the following meanings:

      (1) The term "junior stock" shall mean the Common Shares, the Class B Preferred Shares and Class C Preferred Shares and any other class or series of shares of the Corporation hereafter authorized over which Class A Senior Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

      (2) The term "accrued dividends" with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon. The amount accrued subsequent to the most recent full quarterly dividend period shall be computed by dividing the quarterly dividend payment by the actual number of days in the uncompleted quarter, and thereafter multiplying this figure by the number of days in such quarter up to and including the date to which dividends are to be accrued. Accrued and unpaid dividends on the Class A Senior Preferred Shares shall accrue additional dividends in respect thereof, compounded monthly at the then applicable dividend rate per annum.

     (xi) Other. The Class A Senior Preferred Shares shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.



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                          B.  CLASS B PREFERRED SHARES

     (i) Ranking. All Class B Preferred Shares (a) shall rank junior to the Class A Senior Preferred Shares in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (b) shall rank pari passu with the Class C Preferred Shares in respect of the right to receive dividends and in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (c) shall rank senior to the Common Shares in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and (d) shall be of equal rank regardless of series.
The Class B Preferred Shares shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. In case the stated dividends or the amounts payable on liquidation are not paid in full, the Class B Preferred Shares shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. All Class B Preferred Shares redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued Class B Preferred Shares.

     (ii) Dividend Rate. The holders of Class B Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, cumulative dividends payable in cash, at the annual rate of $3.00 per share, and no more, payable quarterly on the first days of January, April, July and October, respectively, in each year with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to shareholders of record on the respective date, not exceeding fifty days preceding such dividend payment date, fixed for the purpose by the Board of Directors in



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advance of payment of each particular dividend.  Dividends shall accrue on dividends on Class B Preferred Shares that are undeclared or unpaid on any dividend payment date at a dividend rate of 12% per annum payable quarterly as additional dividends on each dividend payment date.

       (iii) Cumulative Dividends. Dividends on Class B Preferred Shares shall be cumulative as follows:

      (1) if issued prior to the record date for the first dividend on shares of such class, from the date of issue thereof;

      (2) if issued during the period commencing immediately after a record date for a dividend on shares of such class and ending on the payment date for such dividend, from such dividend payment date; and

      (3) otherwise from the first day of January, April, July and October preceding the date of issue of such shares.

     So long as any Class B Preferred Shares remain outstanding, no dividend whatever shall be paid or declared and no distribution made on any junior stock other than a dividend payable in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of junior stock, or the exchange or conversion of one junior stock for or into another junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other junior stock), unless all dividends on the Class B Preferred Shares accrued for all past quarter-yearly dividend periods shall have been paid and the full dividend thereon for the then current quarter-yearly dividend period shall have been paid or declared and set apart for payment. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the Class B Preferred Shares shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.


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     (iv)  Preference on Liquidation, etc.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Class B Preferred Shares shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full an amount equal to $25 per share (which amount is hereinafter referred to as the "liquidation amount"), together with accrued dividends to such distribution or payment date whether or not earned or declared.

     If such payment shall have been made in full to all holders of Class B Preferred Shares, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective numbers of shares. For the purposes of this subparagraph (iv), the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation, unless any junior stock is redeemed or receives payment in cash or securities senior to the Class B Preferred Shares.

     (v) Optional Redemption. Subject to subparagraph (ix), the Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Class B Preferred Shares at the time outstanding, at any time, in the event that the closing price (as defined in clause (8) of subparagraph (vi) below) of the Common Shares shall equal or exceed 140% of the conversion price during any 20 trading days within a period of 30 consecutive trading days ending on a date not more than ten days prior to the date of notice of redemption, upon notice given as hereinafter specified, at the redemption price as provided in this subparagraph (v), together with accrued dividends to the redemption date. The redemption price for Class B Preferred Shares shall be $25 per share.

     Notice of every redemption of Class B Preferred Shares shall be given by publication at least once in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, such publication to be at least 30 days and not more than 60 days prior to the date fixed for redemption. Notice of every such redemption shall also be mailed


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by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days prior to the date fixed for redemption but failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed.

     In case of redemption of a part only of the Class B Preferred Shares at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which Class B Preferred Shares shall be redeemed from time to time.

     If notice of redemption shall have been duly given, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

     If such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such



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shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, on or before the date fixed for redemption, privileges of exchange or conversion, if any, not theretofore expiring. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York, shall have capital, surplus and undivided profits aggregating at least $50,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time.

     Any funds set aside or deposited by the Corporation which shall not be required for such redemption because of the exercise of any right of conversion or exchange subsequent to the date of such deposit shall be released or repaid to the Corporation forthwith. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment, the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

     (vi) Conversion. The holders of Class B Preferred Shares shall have the right, at their option, to convert such shares into Common Shares at any time on and subject to the following terms and conditions:

      (1) Class B Preferred Shares shall be convertible at the office of any transfer agent for such shares, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and nonassessable Common Shares of the Corporation (calculated as to each conversion to the nearest 1/100 of a share), at the conversion price, determined as hereinafter provided, in effect at time of conversion, each Class B Preferred Share being taken at $25 for the purpose of such conversion. The price at which Common Shares shall be delivered upon conversion (herein called the "conversion price") shall be $60.00 per Common Share, subject to adjustment (it being understood, however, that no adjustment of the conversion price shall be made in respect of the conversion of capital stock pursuant to (i) the Merger Agreement dated as of May 22, 1996 between New Valley Corporation, a New York corporation, and NV Delaware Inc., a Delaware corporation ("NV Delaware") or (ii) the Merger Agreement dated as of May 22, 1996 between NV Delaware and NV Merger Sub Inc., a Delaware corporation). The conversion price shall also be adjusted in certain instances as provided in clauses (3), (4), (5), (6) and (9) below.

      (2) In order to convert Class B Preferred Shares into Common Shares, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at such office that such holder elects to convert such shares. Class B Preferred Shares surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the Class B Preferred Shares to the opening of business on the date for payment of such dividend shall (except in the case of Class B Preferred Shares which have been called for redemption on a redemption date within such period) be accompanied by payment of an amount equal to the dividend payable on such dividend payment date on the Class B Preferred Shares being surrendered for conversion. Except as provided in the preceding sentence, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on Class B Preferred Shares surrendered for conversion or on account of any dividends on the Common Shares issued upon conversion.

      Class B Preferred Shares shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full Common

      Shares issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case Class B Preferred Shares are called for redemption, the right to convert such Class B Preferred Shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall be made in payment of the redemption price.

      (3) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Shares, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (3), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Corporation will not pay any dividend or make any distribution on Common Shares held in the treasury of the Corporation.

      (4) In case the Corporation shall issue rights or warrants to all holders of its Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than current market price per share (determined as provided in clause (8) below) of the Common Shares on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares which the aggregate of the offering price of the total number of Common Shares so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (4), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Corporation will not issue any rights or warrants in respect of Common Shares held in the treasury of the Corporation.

      (5) In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding Common Shares shall each be combined into a smaller number of Common Shares, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective so that holders of Class B Preferred Shares receive the proportionate number of Common Shares they would have been entitled to receive prior to such subdivision or combination.

      (6) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Shares evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in clause (4) above, any dividend or distribution paid in cash out of earned surplus of the Corporation and any dividend or distribution referred to in clause (3) above), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per Common Share (determined as provided in clause (8) below) on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one Common Share and the denominator shall be such current market price per Common Share, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

      (7) The reclassification (including any reclassification upon a merger in which the Corporation is the continuing corporation) of Common Shares into securities other than Common Shares shall be deemed to involve (a) a distribution of such securities other than Common Shares to all holders of Common Shares (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of clause (6) above), and (b) a subdivision or combination, as the case may be, of the number of Common Shares outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause (5) above).

      (8) For the purpose of any computation under clauses (4) and (6) above, the "current market price" per Common Share on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days selected by the Corporation commencing not be less than 30 nor more than 45 business days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose. For the purposes of this clause (8), the term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

      (9) The Corporation may make such adjustments in the conversion price, in addition to those required by clauses (3), (4), (5) and (6) above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. No adjustment in the conversion price shall be required unless such adjustment (plus any adjustments not previously made by reason of this sentence) would require an increase or decrease of at least 1% in the number of Common Shares into which each Class B Preferred Share is then convertible; provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

      (10)  Whenever the conversion price is adjusted as herein provided:

            (a) the Corporation shall compute the adjusted conversion price in accordance with this subparagraph (vi) and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent or agents for the Class B Preferred Shares; and

            (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed to the holders of record of the outstanding Class B Preferred Shares.

      (11)  In case:

            (a) the Corporation shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its surplus (whether or not earned surplus);

            (b) the Corporation shall authorize the granting to the holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights;

            (c) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding Common Shares), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

      then the Corporation shall cause to be filed with the transfer agent or agents for the Class B Preferred Shares, and shall cause to be mailed to the holders of record of the outstanding Class B Preferred Shares, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

      (12) The Corporation shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of Class B Preferred Shares, the full number of Common Shares then deliverable upon the conversion of all Class B Preferred Shares then outstanding.

      (13) No fractional Common Shares shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per Common Share (as determined by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the day of conversion.

      (14) The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of Common Shares on conversion of Class B Preferred Shares pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that in which the Class B Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

      (15) For the purpose of this subparagraph (vi), the term "Common Shares" shall include any stock of any class of the Corporation which has no preference in respect of dividends and no preference in respect of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, shares issuable on conversion of Class B Preferred Shares shall include only shares of the class designated as Common Shares of the Corporation as of the date of this Restated Certificate of Incorporation, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends and no preference in respect of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      (16) In the case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation, or in case of any merger of another corporation into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares of the Corporation), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, each holder of Class B Preferred Share then outstanding and entitled to be converted after such consolidation, merger, sale or transfer, shall have the right thereafter, to convert such Class B Preferred Share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer, by a holder of a number of Common Shares into which such Class B Preferred

      Share might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Shares failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer is not the same for each Common Share in respect of which rights of election shall not have been exercised ("non-electing share"), then for the purpose of this clause (16) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such consolidation, merger, sale or transfer, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (vi); provided that adjustments which were not made prior to such effective date because they were less than 1% shall be disregarded and shall not be carried forward. The above provisions of this clause
      (16) shall similarly apply to successive consolidations, mergers, sales or transfers.

     (vii) Voting Rights. The holders of Class B Preferred Shares shall be entitled to one-twentieth of a vote per share and, except as hereinafter provided, shall vote together with the holders of Common Shares (and holders of any other class or series which may similarly be entitled to vote with the holders of Common Shares) as a single class upon all matters upon which holders of Common Shares are entitled to vote.

     If and whenever six quarterly dividends (whether or not consecutive) payable on Class B Preferred Shares shall be in arrears in whole or in part whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Class B Preferred Shares and other classes of preferred stock similarly entitled to vote for the election of two additional directors, voting together as a single class, shall be entitled to elect the two additional directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Class B Preferred Shares and other classes of preferred stock, as the case may be, called as hereinafter provided. Whenever all arrears in dividends on the Class B Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Class B Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of the Class B Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class B Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of Class B Preferred Shares (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class B Preferred Shares and other classes of preferred stock, as the case may be, for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class B Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of the Class B Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by such holders or the successor of such remaining director. If the holders of Class B Preferred Shares become entitled under the foregoing provisions to elect or participate in the election of two directors as a result of dividend arrearages, this shall not affect the right of such holders to vote as stated in the first paragraph of this subparagraph (vii), including the right to vote in the election of the remaining directors.

     (viii) Restrictions on Certain Actions. So long as any Class B Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Certificate of Incorporation, the consent of the holders of at least 66-2/3% of the Class B Preferred Shares entitled to vote upon the matters specified in this subparagraph (viii), at the time outstanding, acting as a single class, gives in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

      (1) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the by-laws, of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of Class B Preferred Shares; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class ranking on a parity with Class B Preferred Shares shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of Class B Preferred Shares;

      (2) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Class B Preferred Shares in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends; or

      (3) The merger or consolidation of the Corporation with or into any other corporation, unless the resulting corporation will thereafter have no class of shares and no other securities either authorized or outstanding ranking prior to Class B Preferred Shares in the distribution of its assets on liquidation, dissolution or winding up or in the payment of dividends, except the same number of shares and the same amount of other securities with the same rights and preferences as the shares and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of Class B Preferred Shares immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting corporation;

provided, however, that no such consent of the holders of Class B Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such prior shares or convertible security is to be made, or when such consolidation or merger, purchase or redemption is to take effect, as the case may be, provision is made for the redemption of all Class B Preferred Shares at the time outstanding.

     (ix) Failure to Pay Dividends. If dividends for all past quarter-yearly dividend periods shall not have been paid on all outstanding Class B Preferred Shares and the full dividends thereon for the then current dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the consent of the holders of at least 66-2/3% of the then outstanding Class B Preferred Shares, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary as a condition to the Corporation's right to purchase or redeem less than all of the then outstanding Class B Preferred Shares.

     (x) Consent to Issuance of Additional Shares. So long as any Class B Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Certificate of Incorporation, the consent of the holders of at least a majority of Class B Preferred Shares, at the time outstanding, acting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any increase in the authorized amount of Class B Preferred Shares, or the authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class, ranking on a parity with the Class B Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; provided, however, that no such consent shall be required if, at or prior to the time such increase, authorization or creation of parity shares is to be made, provision is made for the redemption of all Class B Preferred Shares as the time outstanding.

     (xi) Definitions. As used herein with respect to Class B Preferred Shares, the following terms shall have the following meanings:

      (a) The term "junior stock" shall mean the Common Shares and any other class or series of shares of the Corporation hereafter authorized over which Class B Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

      (b) The term "accrued dividends", with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon. The amount accrued subsequent to the most recent full quarterly dividend period shall be computed by dividing the quarterly dividend payment by the actual number of days in the uncompleted quarter, and thereafter multiplying this figure by the number of days in such quarter up to and including the date to which dividends are to be accrued. Accrued and unpaid dividends on the Class B Preferred Shares shall accrue additional dividends in respect thereof, compounded monthly at the rate of 12% per annum.

     (xii) Other. The Class B Preferred Shares shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

                          C.  CLASS C PREFERRED SHARES

     (i) Issuance and Designation. The Class C Preferred Shares may be issued from time to time by the Board of Directors as shares of one or more series of Class C Preferred Shares, and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, to fix the following:

      (1) The distinctive serial designation of such series which shall distinguish it from other series;

      (2) The number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;

      (3) The annual dividend rate (or method of determining such rate) for shares of such series and the date or dates upon which such dividends shall be payable;

      (4) Whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

      (5) The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

      (6) The price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

      (7) The obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligation;

      (8) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any class of stock or into shares of any other series of preferred shares, except into shares of a class having rights or preferences as to dividends or distribution of assets upon liquidation which are prior or superior in rank to those of the shares being converted;

      (9) The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of up to 66-2/3% of all Class C Preferred Shares, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the Certificate of Incorporation; and

      (10) Any other relative rights, preferences or limitations of the shares of the series not inconsistent herewith or with applicable law.

     (ii) Ranking. All Class C Preferred Shares (a) shall rank junior to the Class A Senior Preferred Shares in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (b) shall rank pari passu with the Class B Preferred Shares in respect of the right to receive dividends and in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (c) shall rank senior to the Common Shares and the Class B Common Share in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary

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liquidation, dissolution or winding up of the Corporation, and (d) shall be of equal rank regardless of series. The shares of any one series of the Class C Preferred Shares shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. In case the stated dividends or the amounts payable on liquidation are not paid in full, the shares of all series of the Class C Preferred Shares shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. All Class C Preferred Shares redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued Class C Preferred Shares undesignated as to series.

                               D.  COMMON SHARES

     (i) Ranking. Subject to the rights of shares ranking senior to the Common Shares, dividends may be paid upon the Common Shares, when and as declared by the Board of Directors, but only out of funds legally available therefor.

     (ii) Liquidation, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and after the stated amounts payable in such event on shares ranking senior to the Common Shares shall have been paid in full or provision for the payment thereof shall have been made, the remaining net assets of the Corporation shall be distributed pro rata to the holders of Common Shares.

     (iii) Voting Rights. Except as otherwise provided by law or as otherwise expressly provided herein or in the certificate of amendment required by law with respect to any series of shares established by the Board of Directors, the holders of the Common Shares shall have the exclusive right to vote for the election of directors and for all other purposes.

      FOURTH: No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

      FIFTH: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      SIXTH: By-laws of the Corporation may be adopted, amended or repealed by the Board of Directors of the Corporation by the vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present.

      SEVENTH: The Corporation shall, to the fullest extent now or hereafter authorized or permitted by applicable law, indemnify any person who is or was made, or threatened to be made, a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving, has served or has agreed to serve in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement and expenses (including attorneys' fees, costs and charges) incurred as a result of such action, suit or proceeding, or appeal therein. The Corporation may indemnify any person (including a person entitled to indemnification pursuant to the previous sentence) to whom the Corporation is permitted to provide indemnification or the advancement of expenses to the fullest extent now or hereafter permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the DGCL, or any other law, or other rights created by (i) a resolution of shareholders,
      (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that this Article SEVENTH authorizes the creation of other rights in any such manner. The rights to indemnification set forth in this Article SEVENTH shall not be exclusive of any other rights to which any person may now or hereafter be entitled under any statute, provision of the Certificate of Incorporation, by-law, agreement, contract, resolution, vote of shareholders or otherwise. No amendment or repeal of this Article SEVENTH shall adversely affect any right or protection of any person the Corporation has agreed to indemnify existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

      EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

      (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

      (4) This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the DGCL and will become effective as of the close of business on July 29, 1996.